Exhibit 99.1

CEO to Present at BofI Annual Shareholders Meeting Today

SAN DIEGO, CA—(Marketwire – October 22, 2009)—BofI Holding, Inc. (NASDAQ: BOFI) (“BofI”), parent of Bank of Internet USA, today announced Greg Garrabrants, CEO of BofI, will present after the Annual Shareholders Meeting at 2:30 P.M. PT (5:30 P.M. ET) on Thursday, October 22, 2009. Mr. Garrabrants’ remarks will start at 2:30 PM and will cover the operating results of fiscal 2009 and the business outlook for BofI and Bank of Internet USA.

To participate in the conference call, please dial the following number five to ten minutes prior to the scheduled conference call time: 800-946-0709. International callers should dial: 719-457-2640. When prompted by the operator, mention Conference ID 2146539. Digital replay is available by calling 888-203-1112 and using the digital passcode 2146539. The conference call will be webcast live and may be accessed at BofI’s website, http://www.bofiholding.com. For those unable to participate during the live broadcast, a replay will be available shortly after the call on the BofIholding.com website for 90 days.

About BofI Holding, Inc. and Bank of Internet USA

BofI Holding, Inc. is the holding company of Bank of Internet USA and trades on NASDAQ under the symbol BOFI. Bank of Internet USA is a consumer focused, FDIC insured, nationwide savings bank operating primarily over the Internet. It offers a variety of consumer banking services, focusing primarily on gathering retail deposits over the Internet and originating and purchasing multifamily and single-family mortgage loans. Bank of Internet USA offers products through its websites at www.bankofinternet.com and www.ApartmentBank.com. Retail deposit products include certificates of deposit, online checking accounts with check images, bill payment, high interest savings accounts, ATM or Visa Check Cards, money market savings accounts, and ATM fee reimbursement anywhere in the world.

Contact:

BofI Holding, Inc.

Gregory Garrabrants, CEO

858/350-6203

Gregory.Garrabrants@BankofInternet.com